Exhibit 1.01

Conflict Minerals Report

Colfax Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for January 1st 2015 to December 31st 2015 as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2016.

Unless the context indicates otherwise, the terms “Colfax,” “we,” “its,” “us,” and “our” refer to Colfax Corporation and its consolidated subsidiaries. As used herein, “Conflict Minerals” or “3TG” are, consistent with the Conflict Minerals Rule, cassiterite, columbite-tantalite (coltan), gold, wolframite and the derivatives tin, tantalum and tungsten.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (“DRC”) region, the United States or elsewhere. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Company and Product Information

Colfax Corporation is a diversified global industrial manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, ESAB and Colfax Fluid Handling brand names.

Our in-scope product categories for 2015 were: (1) gas- and fluid-handling products, consisting of pumps, fluid-handling systems and controls, specialty valves, heavy-duty centrifugal and axial fans, rotary heat exchangers and gas compressors; and (2) welding equipment, cutting equipment and automated welding and cutting systems. For a further discussion of our products, see our Annual Report on Form 10-K for the year ended December 31, 2015. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD.

Applicability of the Conflict Minerals Rule to Our Company

We are subject to the Conflict Minerals Rule because products that we manufacture contain 3TG that are necessary to their functionality or production. Our in-scope products contain tin, tantalum, tungsten and gold, although each in-scope product does not contain all four 3TG.

We generally do not source 3TG from smelters or refiners and have no direct relationships with mines, and we believe that we are in most cases many levels removed from all of these market participants. We therefore have limited influence over these upstream actors. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy, which is described below, and encourage conflict free sourcing in our supply chain.

Product, smelter and refiner information in respect of 2015 is described under “Product Information” below and on Annex A. For 2015, each of our in-scope products contained 3TG content for which we were unable to determine the origin. None of the necessary 3TG contained in our in-scope products were determined by us to directly or indirectly finance or benefit armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We are committed to being a responsible corporate citizen and are opposed to human rights abuses such as are occurring in the DRC. To this end, we have adopted and communicated to our suppliers and the public a company policy (the “Conflict Minerals Policy”) for the supply chain of 3TG.

The Conflict Minerals Policy includes, but is not limited to, our expectations that:

1.	The components, parts and products supplied to us are DRC conflict free within the meaning of the Conflict Minerals Rule;

2.	Our suppliers define, implement and communicate to sub-suppliers their own 3TG policy consistent with our Conflict Minerals Policy and the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”); and

3.	Our suppliers implement policies, procedures and frameworks that are consistent with the OECD Guidance and require their direct and indirect sub-suppliers to do the same, and that our suppliers otherwise work with sub-suppliers to ensure traceability of 3TG.

We do not embargo sourcing of 3TG from the DRC region and encourage our suppliers to continue to source responsibly from the region, from sources that do not support conflict.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2015, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance, which are discussed below.

Our inquiry included approximately 9,950 suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. For 2015, the Suppliers identified to us 320 smelters and refiners that processed or may have processed the necessary 3TG contained in our in-scope products, as shown and described under Annex A below. These smelters and refiners include 216 smelters and refiners identified as “Compliant” and 47 identified as “Active,” each as defined in Annex A. This information is based primarily on company-level declarations from Suppliers. Accordingly, many of these smelters and refiners may not be part of our supply chain, as we generally were not able to collect data at the product-level.

Pursuant to the Conflict Minerals Rule, based on the results of our reasonable country of origin inquiry, we were required to conduct due diligence for 2015. These due diligence efforts are discussed below.

Due Diligence Program Design

Design Framework

We designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, Second Edition 2013, including the related Supplements for tin, tantalum and tungsten and for gold (hereinafter referred to as the “OECD Guidance”).

Selected Elements of Design Framework

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our in-scope products are responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in respect of 2015 are discussed under “Due Diligence Program Execution.”

1.	OECD Guidance Step One: “Establish strong company management systems”

a.	We have a Conflict Minerals Policy. We communicate the policy internally to our sourcing teams and to selected suppliers. The Conflict Minerals Policy also is posted on our website.

b.	We have a team of senior staff under the Senior Vice President, Colfax Business System (“CBS”) and Supply Chain and General Counsel charged with managing our 3TG compliance strategy. The working group also includes representatives from each business platform. We supplement our compliance efforts with specialist outside counsel.

c.	Selected internal personnel are educated on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

d.	We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the Conflict-Free Sourcing Initiative (the “CFSI”) to identify smelters and refiners in our supply chain. The CMRT requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. We utilize a third-party service provider (the “Service Provider”) to conduct our supplier outreach and follow-up, as well as for the review and validation of supplier responses.

e.	We maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, for at least five years.

f.	The Service Provider provides training and educational materials to suppliers to enhance the quality of responses. During 2015 we also conducted supplier webcasts to further inform our supply base of our expectations and program goals, which were attended by a board range of suppliers.

g.	We have contractual terms relating to 3TG, which are incorporated into selected supplier contracts.

h.	We have a mechanism for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is www.colfaxcorp.ethicspoint.com.

2.	OECD Guidance Step Two: “Identify and assess risk in the supply chain”

a.	We request in writing, through the Service Provider, that suppliers provide us with a completed CMRT. The Service Provider follows up by email or phone on our behalf with suppliers that do not respond to the request within the specified time frame.

b.	The Service Provider on our behalf reviews supplier responses against its written review criteria to identify incomplete responses, potential errors and inaccuracies in the CMRTs that are received from suppliers. The Service Provider follows up by email or phone with suppliers that submit an incomplete response or a response that it concludes contains errors or inaccuracies.

c.	Smelter and refiner information provided by suppliers is reviewed by the Service Provider against the smelters and refiners listed on the Smelter Reference List tab of the CMRT and the list of known processing facilities published by the U.S. Department of Commerce (the “Commerce Department List”). To the extent that a smelter or refiner identified by a supplier is not on either of these lists, the Service Provider may take additional steps to attempt to determine whether the listed entity is a smelter or refiner.

d.	Smelter and refiner information also is reviewed against the lists of Compliant and Active smelters and refiners and country of origin information published by the CFSI. To the extent that a smelter or refiner identified by a supplier is not listed as Compliant by the CFSI, the Service Provider undertakes an additional review to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. The Service Provider attempts to reach out to the smelter or refiner directly and conducts research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of its 3TG.

e.	The Service Provider evaluates suppliers’ due diligence processes and policies based on the suppliers’ responses to certain of the questions in the CMRT. These questions ask suppliers about their internal processes regarding 3TG.

3.	OECD Guidance Step Three: “Design and implement a strategy to respond to identified risks”

a.	Our 3TG compliance team reviews the reports and evaluations prepared by the Service Provider and liaises with appropriate members of senior management in our legal and supply chain teams, including our Senior Vice President, CBS and Supply Chain and General Counsel, regarding the results of our diligence.

b.	We undertake additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries, and respond via supplier follow-up, commercial escalation or other commensurate means to the risks identified via these reviews.

4.	OECD Guidance Step Four: “Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain”

In connection with our due diligence, we utilize information made available by the CFSI concerning independent third-party audits of smelters and refiners.

5.	OECD Guidance Step 5 : “Report on supply chain due diligence”

We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our website.

Due Diligence Program Execution

We performed the following due diligence measures in respect of 2015. These are not all of the measures that we took in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, see “Due Diligence Program Design.”

1.	The Service Provider requested that the Suppliers provide us with a completed CMRT. Requests were sent to approximately 9,950 Suppliers. The Service Provider followed up by email or phone with Suppliers that did not respond to the request within a specified time frame. All non-responsive Suppliers were followed up with at least three times with a request to complete the CMRT.

2.	The Service Provider reviewed the responses received from the Suppliers based on its written review criteria for completeness, errors and inaccuracies. The Service Provider generally followed up by email or phone with the Suppliers that submitted a response that triggered specified quality issues relating to completeness and accuracy.

3.	To the extent that a completed response identified a smelter or refiner, the Service Provider reviewed that information against the lists of Compliant and Active smelters published by the CFSI. 216 of the identified smelters and refiners were listed as Compliant by the CFSI and 47 were listed as Active, as of May 31, 2016. Please see Annex A below for further information regarding the smelters and refiners identified to us through our reasonable county of origin inquiry and due diligence.

4.	To the extent that a smelter or refiner identified by a Supplier was not listed as Compliant by the CFSI, the Service Provider attempted to reach out to the smelter or refiner directly and conducted research to gain more information about the smelter’s or refiner’s sourcing practices, including the countries of origin of the minerals that it processes, the transit and transfer of the minerals that it processes and whether it has in place internal due diligence procedures or other processes to track the chain-of-custody of the sources of its 3TG.

5.	Our 3TG compliance team reviewed the reports and evaluations prepared by the Service Provider and liaised with members of our senior management in our legal and supply chain teams, including our Senior Vice President, CBS and Supply Chain and General Counsel, regarding the results of our diligence

6.	We undertook additional internal reviews with our legal and supply chain teams on a periodic basis using the information provided by the Service Provider, our suppliers and our independent inquiries.

Identified Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A below either as part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2015. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products.

Please see Annex A below for further information regarding the smelters and refiners identified to us by the Suppliers.

We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us or our Service Provider with a completed CMRT, and through the other activities described herein that were taken by us or the Service Provider.

Future Risk Mitigation Efforts

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our in-scope products benefit armed groups in the DRC and its adjoining countries. These steps are in addition to the steps that we took in respect of 2015, which we intend to continue to take in respect of 2016 to the extent applicable.

1.	Engage with applicable Suppliers that provided incomplete responses or that did not provide responses for 2015 to help ensure that they provide requested information for 2016.

➢	Provide additional outreach to suppliers with non-compliant responses

➢	Conduct further training for suppliers

➢	Work to identify improved supplier contacts for non-respondents

2.	Encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2015 that the source of 3TG was unknown or undeterminable.

3.	Continue communicating to suppliers our sourcing expectations, including through the dissemination of the Conflict Minerals Policy to them and required adherence to contractual sourcing requirements.

4.	Continue to focus risk mitigation efforts on relevant suppliers

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as either being part of our supply chain or as potentially having processed the necessary 3TG contained in our in-scope products in 2015. Please see the notes that accompany the tables for additional information concerning the information in the tables.

Summary Smelter and Refiner Information

Metal	Compliant	Active	On Reference List Only	Total
Tantalum	46	1	2	49
Tin	59	17	15	91
Tungsten	31	14	4	49
Gold	80	15	36	131
Totals	216	47	57	320

Smelter and Refiner Names and Status

Metal	Standard Smelter Name	Facility Location	CFSI Audit Status
Gold	Advanced Chemical Company	UNITED STATES	Active
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	On Reference List Only
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	On Reference List Only
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Active
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Compliant
Gold	Asahi Refining Canada Limited	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Reference List Only
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Bauer Walser AG	GERMANY	On Reference List Only
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	On Reference List Only
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Compliant

Gold	Cendres + Métaux SA	SWITZERLAND	Active
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	On Reference List Only
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	On Reference List Only
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Active
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Faggi Enrico S.p.A.	ITALY	Active
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Reference List Only
Gold	Geib Refining Corporation	UNITED STATES	Active
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	On Reference List Only
Gold	Guangdong Jinding Gold Limited	CHINA	On Reference List Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Reference List Only
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Reference List Only
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	On Reference List Only
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Reference List Only
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	On Reference List Only
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Active
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	On Reference List Only
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA	On Reference List Only
Gold	Lingbao Gold Company Limited	CHINA	On Reference List Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Reference List Only
Gold	Materion	UNITED STATES	Compliant

Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	On Reference List Only
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Active
Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Morris and Watson	NEW ZEALAND	On Reference List Only
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Active
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	On Reference List Only
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Reference List Only
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	On Reference List Only
Gold	Sabin Metal Corp.	UNITED STATES	On Reference List Only
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Active
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	On Reference List Only
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Active
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería SA	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Reference List Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	On Reference List Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Reference List Only
Gold	Tony Goetz NV	BELGIUM	On Reference List Only
Gold	Torecom	KOREA, REPUBLIC OF	Active
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Active
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Reference List Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	On Reference List Only
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	E.S.R. Electronics	UNITED STATES	Active
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	On Reference List Only
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant

Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Plansee SE Liezen	AUSTRIA	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	An Thai Minerals Company Limited	VIET NAM	Active
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Active
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Active
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Reference List Only
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Active
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Active
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Active
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	On Reference List Only
Tin	Feinhütte Halsbrücke GmbH	GERMANY	On Reference List Only
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Reference List Only
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Active

Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Active
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	On Reference List Only
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	On Reference List Only
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	On Reference List Only
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	On Reference List Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Active
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	Active
Tin	PT Alam Lestari Kencana	INDONESIA	On Reference List Only
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Kudai Tin	INDONESIA	On Reference List Only
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	On Reference List Only
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Fang Di MulTindo	INDONESIA	On Reference List Only
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Justindo	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Active
Tin	PT Kijang Jaya Mandiri	INDONESIA	Active
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	On Reference List Only
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Seirama Tin Investment	INDONESIA	On Reference List Only
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant

Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	On Reference List Only
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Active
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Active
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	TI-CMC Member
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	TI-CMC Member
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	On Reference List Only
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	TI-CMC Member
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	On Reference List Only
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Reference List Only
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Active

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Active
Tungsten	Kennametal Fallon	UNITED STATES	Active
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Active
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	TI-CMC Member
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	On Reference List Only
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Active
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Active
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant

We note the following in connection with the information contained in the foregoing tables:

(a)	The smelters and refiners reflected in the tables were identified by the Suppliers to us as potentially being part of our 2015 supply chain. However, not all of the included smelters and refiners are believed by us to have processed the necessary 3TG contained in our in-scope products, since most Suppliers reported to us at a “company level” the 3TG contained in all of their products, not just those in the products that they sold to us. Some Suppliers also may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. The smelters and refiners reflected above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and not all of the Suppliers responded to our inquiries.

(b)	All compliance status information in the tables is as of May 1, 2016.

(c)	“Compliant” means that a smelter or refiner was listed as compliant with the Conflict-Free Smelter Program’s (“CSFP”) assessment protocols, including through mutual recognition and those indicated as “Re-audit in process,” as publicly reported by the CFSI. Included smelters and refiners were not necessarily Compliant for all or part of 2015 and may not continue to be Compliant for any future period.

(d)	“Active” means that the smelter or refiner was listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the Tungsten Industry – Council Minerals Council, in each case according to information published by the CFSI.

(e)	A smelter or refiner is listed as “On Reference List Only” if it was not Compliant or Active.

(f)	The compliance status in both tables are based information published by the CFSI, without independent verification by us.

(g)	The tables include only entities that are listed as verified smelters on the Smelter Reference List tab of the CMRT, Revision 4.01b, or that are listed on the Commerce Department List.

(h)	Smelter and refiner country location is based on information published by the CFSI, without independent verification by us.

Country of Origin Information

The identified countries of origin of the 3TG processed by the Compliant smelters and refiners listed in the table above may have included the countries in the categories listed below. We have not been able to reliably determine the country of origin of any of the other smelters or refiners listed in the table. The countries below are categorized by risk.

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries.: Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC – The Democratic Republic of the Congo.

Alternatively, or in addition, some of the Compliant smelters and refiners may have sourced from recycled or scrap sources.